                                                        EXHIBIT 24.1

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CERTARA, INC.

Date: February 29, 2024    By:    /s/ WILLIAM F. FEEHERY
    Name:     William F. Feehery
Title:     Chief Executive Officer
    (Principal Executive Officer)

Date: February 29, 2024    By:    /s/ JOHN E. GALLAGHER III
    Name:     John E. Gallagher III
Title:    Senior Vice President and
    Chief Financial Officer
    (Principal Financial Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William F. Feehery, John E. Gallagher III and Richard M. Traynor and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE    TITLE    DATE

/s/ WILLIAM F. FEEHERY        Chief Executive Officer and Director
William F. Feehery        (Principal Executive Officer)        February 29, 2024

/s/ JOHN E. GALLAGHER III        Senior Vice President and
John E. Gallagher III            Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)    February 29, 2024

/s/ JAMES CASHMAN III        Chairman     February 29, 2024
James Cashman III

/s/ ERAN BROSHY        Director     February 29, 2024
Eran Broshy

/s/ CYNTHIA COLLINS        Director    February 29, 2024
Cynthia Collins

/s/ ROSEMARY CRANE        Director         February 29, 2024
Rosemary Crane

SIGNATURE    TITLE    DATE

/s/ NANCY KILLEFER         Director     February 29, 2024

Nancy Killefer

/s/ STEPHEN MCLEAN        Director     February 29, 2024
Stephen McLean

/s/ DAVID SPAIGHT        Director     February 29, 2024
David Spaight

/s/ MATTHEW WALSH        Director    February 29, 2024
Matthew Walsh